Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

Offer to Exchange All Outstanding

10  1/2% Senior Secured Second Lien Notes due 2015 for

10  1/2% Senior Secured Second Lien Notes due 2015

of

NORCRAFT COMPANIES, L.P

NORCRAFT FINANCE CORP.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                    , 2010 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

Registered holders of outstanding 10  1/2% Senior Secured Second Lien Notes due 2015 (the “Original Notes”) who wish to tender their such notes in exchange for a like principal amount of new 10  1/2% Senior Secured Second Lien Notes due 2015 (the “Exchange Notes”) and whose Original Notes are not immediately available or who cannot deliver their such notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering” in the Prospectus.

The Exchange Agent is:

U.S. BANK NATIONAL ASSOCIATION

For Delivery by Registered or Certified Mail; Hand or Overnight Delivery:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

Attn: Specialized Finance Dept.

By Facsimile:

(651) 495-8158

For Information or Confirmation by Telephone:

(800) 934-6802

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Original Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                     , 2010 of Norcraft Companies, L.P. and Norcraft Finance Corp. (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF ORIGINAL NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Original Notes (Please Print)	Certificate Number(s) of Original Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Original Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Original Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent its address set forth on the reverse hereof, the certificates representing the Original Notes (or a confirmation of book-entry transfer of such notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five business days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

(Authorized Signature)

Address:	Title:

Name:

(Zip Code)	(Please type or print)

Area Code and Telephone No.:

Date:

NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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